Exhibit 10.2

CERTAIN INFORMATION HAS BEEN REDACTED BECAUSE IT IS NOT MATERIAL, IS TREATED AS CONFIDENTIAL BY THE REGISTRANT, AND MAY CAUSE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

THIRD AMENDMENT TO LICENSE AGREEMENT

THIS THIRD AMENDMENT is made effective this 23rd day of May, 2024 (the “Effective Date”).

BETWEEN:

ENWAVE CORPORATION, a federally incorporated corporation under the Canada Business Corporations Act, with an office at #1-1668 Derwent Way, Delta, British Columbia, V3M 6R9

(“EnWave”)

AND:

BRANCHOUT FOOD INC., (formerly AVOLOV, LLC) a company incorporated under the laws of the State of Nevada, United States of America, with an address at 205 SE Davis, Suite C, Bend, Oregon 97702 United States of America

(the “Royalty Partner”)

WHEREAS:

A.	On May 7, 2021, EnWave and Royalty Partner executed a License Agreement (the “License Agreement”) by which EnWave agreed to license to Royalty Partner and Royalty Partner agreed to license from EnWave, among other things, the EnWave Technology pursuant to the terms and conditions set out in the License Agreement;

B.	On November 18, 2021, AvoLov LLC filed articles of conversion and with the Nevada Secretary of State and became BranchOut Food Inc.;

C.	On October 26, 2022, EnWave and the Royalty Partner agreed to amend the License Agreement by the terms set forth in the amendment (the “First Amendment”);

D.	On September 27, 2023, EnWave and Royalty Partner agreed to amend the License Agreement by the terms set forth in the second amendment (the “Second Amendment”), and,

E.	EnWave and Royalty Partner wish to further amend the License Agreement by the terms set forth in this amendment (the “Third Amendment”).

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NOW THEREFORE THIS THIRD AMENDMENT WITNESSES that in consideration for the mutual agreements and covenants herein contained and other good and valuable consideration (the receipt and adequacy of such consideration being mutually acknowledged by each party), the parties agree as follows:

1.0	Capitalized Terms

1.1	All capitalized terms in this Second Amendment, unless otherwise specifically defined herein, shall have the meanings ascribed to them in the License Agreement.

2.0	Third Amendment to the License Agreement

2.1	EnWave and Royalty Partner agree to delete Section 1.1 (z) with the following, subject to the Royalty Partner completing the payment obligations by the Royalty Partner to EnWave in the Equipment Purchase Agreements signed on May 23rd, 2024, and September 25, 2023 respectively:

1.1(z) “South American Region” means [***********];

2.2	EnWave and Royalty Partner agree to delete and replace Section 5.1 in the amended License Agreement with the following subject to the Royalty Partner completing the payment obligations by the Royalty Partner to EnWave in the Equipment Purchase Agreements signed on May 23rd, 2024, and September 25, 2023 respectively:

5.1 To maintain the exclusive rights granted to the Royalty Partner in Article 3.1(a), the Royalty Partner will pay to EnWave the following annual royalties during the Term (the “Exclusive Retention Royalty”):

Year	Exclusivity Retention Royalty
2021	NIL
2022	NIL
2023	NIL
2024	NIL
2025 and each subsequent year of the Term	$250,000

Each annual Exclusivity Retention Royalty will be reduced by an Earned Royalties paid by the Royalty Partner to EnWave during such year. The Exclusivity Retention Royalty is payable within thirty (30) days following the end of each applicable calendar year. The Exclusivity Retention Royalty is non-refundable (whether in whole or in part) except as provided for in this Agreement. If the Royalty Partner fails to pay the Exclusivity Retention Royalty as required under this Agreement, EnWave may, in its sole discretion and effective upon written notice to the Royalty Partner, convert to non-exclusive the exclusive rights granted to the Royalty Partner in accordance with the License and this Agreement shall be deemed so amended.

2.3	EnWave and Royalty Partner agree to delete Schedule C in the License Agreement and replace with the following subject to the Royalty Partner completing the payment obligations by the Royalty Partner to EnWave in the Equipment Purchase Agreements signed on May 23rd, 2024, and September 25, 2023 respectively:

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Schedule C

Description of Additional Products

		Royalty Rate Applicable to Product under s.3.3		Any Additional Terms
Description of Product	Date Added	On Revenue	On Tolling	Applicable to Product
[***********]
[***********]

2.4	EnWave and Royalty Partner agree to insert the following clause as Section 7.7 in the License Agreement subject to the Royalty Partner completing the payment obligations by the Royalty Partner to EnWave in the Equipment Purchase Agreements signed on May 23rd, 2024, and September 25, 2023 respectively:

The Royaly Partner ascknowledges as follows: [***********]

2.5	EnWave and Royalty Partner agree to delete and replace Section 7.4 (f) in the License Agreement with the following subject to the Royalty Partner completing the payment obligations by the Royalty Partner to EnWave in the Equipment Purchase Agreements signed on May 23rd, 2024, and September 25, 2023 respectively:

7.4 (f) Subject to Section 7.7, the entering into this Agreement will not result in a breach of any agreement or other undertaking to which EnWave is a party.

3.0	No Other Amendments

3.1	Other than as set out herein, the License Agreement remains in full force and effect, unamended, unless the context requires otherwise in order to give effect to the Third Amendment contained herein, and this Third Amendment is ratified and confirmed by EnWave and Royalty Partner.

4.0	Miscellaneous

4.1	This Third Amendment shall be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

4.2	This Third Amendment and the License Agreement constitute the entire agreement between the parties with respect to the subject matter of this Third Amendment and supersede every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Third Amendment except as specifically set out either herein or within the License Agreement.

4.3	This Third Amendment may be executed in counterparts and by way of facsimile or email transmission, each of which so executed being deemed an original and such counterparts together constituting one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have duly executed this Third Amendment as of the day and year first written above.

ENWAVE CORPORATION		BRANCHOUT FOOD, INC.

Per:	/s/ Brent Charleton	/s/ Eric Healy
Name:	Brent Charleton	Name:	Eric Healy
Title:	CEO